UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported):
July 29, 2022

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Henneman Way
McKinney, TX 75070-1711
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value, $0.01 per share	IBTX	NASDAQ Global Select Market
Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company    ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2022, Independent Bank Group, Inc. (the “Company”), the parent company of Independent Bank (the “Bank”), announced that Michelle S. Hickox will cease serving as Chief Financial Officer (“CFO”) of the Company effective as of July 29, 2022, and will serve in an advisory role for the Company until October 1, 2022. The Company has entered into a separation agreement with Ms. Hickox which provides for (i) a cash payment in the total amount of $1,365,768, (ii) the vesting of all of Ms. Hickox’s outstanding unvested restricted shares of the Company’s common stock and for the “continuous vesting” of all of her outstanding unvested performance stock units, subject to the satisfaction of the applicable performance goals at the applicable vesting dates, and (iii) a cash payment of $550,000 in the event a change of control involving the Company under certain circumstances, which payment would be payable at consummation of such transaction. In addition, the separation agreement provides that Ms. Hickox will remain subject to the confidentiality, non competition, and non solicitation provisions of her restricted stock agreements. The separation agreement also includes a general release of claims against the Company by Ms. Hickox.
Effective July 29, 2022, the Board of Directors has appointed Paul B. Langdale, age 35, as CFO of the Company and the Bank. Mr. Langdale joined the Company in 2018, and has held increasingly senior positions in finance, investor relations and corporate development, most recently serving as Executive Vice President, Corporate Development & Strategy. Mr. Langdale began his banking career in 2010. He served as Vice President, Strategic Services for PlainsCapital Corporation until mid-2013, when he left to pursue an M.B.A. at the University of Texas at Austin. While in Austin, he was active in the private equity and venture capital industry, serving as a Venture Fellow and working with early-stage companies in financial technology and other technology industries. Immediately prior to joining the company, he worked in project finance for a Texas-based infrastructure developer. Mr. Langdale holds a B.A. and an M.B.A. from the University of Texas at Austin.
There are no arrangements between Mr. Langdale and the Company regarding his appointment as CFO. There are no family relationships between Mr. Langdale and any of the Company’s executive officers and directors. Mr. Langdale is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
Item 8.01.    Other Events.
On July 29, 2022, the Company issued a press release announcing the appointment of Mr. Langdale as Executive Vice President, Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release issued by Independent Bank Group, Inc., dated July 29, 2022, announcing the appointment of Paul Langdale as Executive Vice President, Chief Financial Officer of the Company.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated July 29, 2022
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer